EXHIBIT 99.1

Nanophase Reports Third Quarter 2014 Financial Results

The Company's Financial Conference Call is Scheduled for November 5, 2014 at 11am EST

ROMEOVILLE, Ill., Nov. 4, 2014 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the third quarter and nine months ended September 30, 2014.

"Our top line is growing and we expect it to be more balanced throughout this year when compared to our front-loaded 2013. Growth in surface finishing and some of our high quality legacy business are driving this balance, while helping to boost margins, which is showing on the bottom line and in cash flow. Once our newest and largest initiatives in batteries and solar control are added to the mix, we expect a more dramatic improvement," commented Nanophase CEO and President Jess Jankowski.

Third Quarter 2014 Financial Highlights

  Revenue for the third quarter was $2.7 million, vs. the $2.2 million reported during the third quarter of 2013.
  The net loss for the quarter was $0.3 million, or a loss of $0.01 per share, compared to a net loss of $0.6 million, or $0.02 per share, for the comparable 2013 quarter.
  The Company finished the quarter with approximately $2.0 million in cash and cash equivalents; the company has no debt.

Nine months ended September 30, 2014 Financial Highlights

  Revenue for the first nine months of 2014 was $8.1 million, vs. the $7.8 million reported during the first nine months of 2013.
  The net loss for the first nine months of 2014 was $0.8 million, or a loss of $0.03 per share, compared to a net loss of $1.6 million, or $0.06 per share, for the comparable 2013 period.

Mr. Jankowski will discuss progress toward the Company's key near- and mid-term business development goals in more detail during tomorrow's call.

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Third Quarter 2014 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's President & CEO, is scheduled for November 5, 2014, at 10:00 a.m. CST, 11:00 a.m. EST. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 21868341. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under Investor Relations and Investor News.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 28, 2014. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	September 30,
	2014	December 31,
ASSETS	(Unaudited)	2013

Current assets:
Cash and cash equivalents	$ 2,018,069	$ 3,276,132
Investments	--	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on September 30, 2014 and December 31, 2013	1,325,454	52,173
Other receivable	45	644
Inventories, net	748,864	976,110
Prepaid expenses and other current assets	244,191	201,622
Total current assets	4,336,623	4,536,681

Equipment and leasehold improvements, net	2,266,714	2,464,089
Other assets, net	25,488	27,346
	$ 6,628,825	$ 7,028,116

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	18,397	30,514
Accounts payable	588,563	502,935
Accrued expenses	559,489	323,214
Total current liabilities	1,166,449	856,663

Long-term portion of capital lease obligations	--	10,593
Long-term deferred rent	624,269	632,652
Asset retirement obligation	164,564	159,959
Total long-term liabilities	788,833	803,204

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,481,496 shares issued and outstanding on September 30, 2014 and December 31, 2013, respectively	284,815	284,815
Additional paid-in capital	95,915,691	95,761,431
Accumulated deficit	(91,526,963)	(90,677,997)
Total stockholders' equity	4,673,543	5,368,249
	$ 6,628,825	$ 7,028,116

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Product revenue, net	$ 2,647,111	$ 2,156,844	$ 8,070,472	$ 7,810,058
Other revenue	6,755	7,106	45,690	16,356
Net revenue	2,653,866	2,163,950	8,116,162	7,826,414

Operating expense:
Cost of revenue	1,857,957	1,648,417	5,580,801	5,555,601
Gross profit	795,909	515,533	2,535,361	2,270,813

Research and development expense	315,875	375,442	989,458	1,257,263
Selling, general and administrative expense	828,390	772,644	2,391,333	2,590,596
Loss from operations	(348,356)	(632,553)	(845,430)	(1,577,046)
Interest income	114	379	810	1,123
Interest expense	(1,309)	(1,623)	(4,346)	(10,748)
Other, net	--	901	--	18,001
Loss before provision for income taxes	(349,551)	(632,896)	(848,966)	(1,568,670)
Provision for income taxes	--	--	--	--
Net loss	$ (349,551)	$ (632,896)	$ (848,966)	$ (1,568,670)

Net loss per share- basic and diluted	$ (0.01)	$ (0.02)	$ (0.03)	$ (0.06)

Weighted average number of basic and diluted common shares outstanding	28,481,496	28,468,162	28,481,496	28,467,686

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Product revenue, net	$ 2,647,111	$ 2,156,844	$ 8,070,472	$ 7,810,058
Other revenue	6,755	7,106	45,690	16,356
Net revenue	2,653,866	2,163,950	8,116,162	7,826,414

Operating expense:
Cost of revenue detail:
Depreciation	150,352	180,662	450,219	540,295
Non-Cash equity compensation	5,508	5,648	19,402	20,848
Other costs of revenue	1,702,097	1,462,107	5,111,180	4,994,458
Cost of revenue	1,857,957	1,648,417	5,580,801	5,555,601
Gross profit	795,909	515,533	2,535,361	2,270,813

Research and development expense detail:
Depreciation	23,642	28,604	76,082	93,185
Non-Cash equity compensation	11,453	15,740	42,512	57,910
Other research and development expense	280,780	331,098	870,864	1,106,168
Research and development expense	315,875	375,442	989,458	1,257,263

Selling, general and administrative expense detail:
Depreciation and amortization	10,090	13,758	29,253	40,602
Non-Cash equity compensation	26,219	21,813	87,251	113,418
Other selling, general and administrative expense	792,081	737,073	2,274,829	2,436,576
Selling, general and administrative expense	828,390	772,644	2,391,333	2,590,596
Loss from operations	(348,356)	(632,553)	(845,430)	(1,577,046)
Interest income	114	379	810	1,123
Interest expense	(1,309)	(1,623)	(4,346)	(10,748)
Other, net	--	901	--	18,001
Loss before provision for income taxes	(349,551)	(632,896)	(848,966)	(1,568,670)
Provision for income taxes	--	--	--	--
Net loss	$ (349,551)	$ (632,896)	$ (848,966)	$ (1,568,670)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	1,195	1,244	3,536	9,625
Addback Depreciation/Amortization	184,084	223,024	555,554	674,082
Addback Non-Cash Equity Compensation	43,180	43,201	149,165	192,176

Adjusted EBITDA	$ (121,092)	$ (365,427)	$ (140,711)	$ (692,787)
CONTACT: COMPANY CONTACT
         Nancy Baldwin
         Investor Relations
         630-771-6708